UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Sec.240.14a-12

TRANS WORLD ENTERTAINMENT CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Trans World Entertainment Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Trans World Entertainment Corporation
Commission File No.: 000-14818
On January 23, 2020, the following memo was sent to associates of Trans World Entertainment Corporation:
Memo Announcement
To:	All Associates
From:	Mike Feurer, CEO
Re:	A New Beginning
Date:	January 23, 2020

Today we issued a press release announcing that Trans World Entertainment (the “Company”) has entered into a definitive Asset Purchase Agreement with Sunrise Records and Entertainment Ltd. (“Sunrise”), the parent of Sunrise Records in Canada and HMV Records in the United Kingdom, to sell substantially all the assets of the Company’s For Your Entertainment (“FYE”) segment of the Company’s business (the “Transaction”).
This is exciting news for the entire Company.  We believe this Transaction places our stores in the best position to continue forward and build upon our almost 50 year legacy. In addition, Sunrise anticipates keeping substantially all of the current FYE Associates.
While this announcement is exciting, it is only the first step in the process.  In the weeks to follow, we will work to meet customary closing conditions, including seeking the approval of the Company’s stockholders, and we expect to close the Transaction in the first quarter of 2020.  Until then, the Company will continue to operate our business in the ordinary course.
We will provide you with updates on the progress of the Transaction as appropriate.  In the meantime, we have attached information to help answer some of your questions.  It is likely that there will be additional questions that we have not addressed or that we don’t have an immediate answer to, but we will provide those answers as soon as they are available.  In these instances, let’s all avoid the temptation to speculate and wait for the official response.
I, along with the Senior Management Team and the Board of Directors, believe this is a great opportunity for our stores and Associates to join a company dedicated to entertainment retail and be part of an international organization.  There is a lot that will need to be accomplished before the close of the Transaction, but for now we simply need to remain focused on providing the best in class product offerings and service that our Customers appreciate and have come to expect from us.
Thank you for your continued dedication and hard work.
Sincerely,
Mike Feurer
Chief Executive Officer
* Managers, please print this information for associates without email access.

FAQs
To:	All Associates
From:	Jeff Davis, Vice President of Human Resources
Re:	Frequently Asked Questions
Date:	January 23, 2020

The following FAQs have been developed to help answer some of the many questions that will arise in connection with the sale of the FYE segment (the “Transaction”).  We will provide updated information as appropriate when it becomes available.  Please note that these FAQs are for internal use only and cannot be distributed externally without the express permission of the Chief Financial Officer.
What does the announcement mean?
•	In short, our fye business, including all of our stores, distribution center and home office, have been sold to Sunrise Records and Entertainment Ltd. (“Sunrise”).
•	Our fye stores will now join Sunrise stores in Canada, as well as HMV in the United Kingdom, as one company.
•	Sunrise anticipates keeping substantially all of the current FYE Associates.

Why is this positive?
•	Preserves the fye business and almost 50 year legacy of our stores.
•	Provides an opportunity to pursue efficiencies, leverage best practices, enhance service offerings and build upon the new category progress that we’ve built over the past few years.
•	Gives Associates the opportunity to join a company dedicated to entertainment retail and be part of an international organization.

What does this mean for me?

•	Sunrise anticipates keeping substantially all of the current FYE Associates.
•	Associates need to remain focused on providing the best in class product offerings and service that our Customers appreciate and have come to expect from us. So it is business as usual.

When do we officially change Companies?
•
The Transaction is subject to customary closing conditions, including approval of our stockholders.  Therefore, the exact date has not been determined yet, but we expect it will be during the first quarter of 2020.

Where will the Home Office be located?
•	The Albany Home Office will continue to be used along with the Sunrise office in Ancaster, ON and the HMV office in London.

Will there be changes to my pay, title, benefits, etc.?
•	Sunrise anticipates keeping substantially all of the current FYE Associates. Additional information regarding the transition of Associates will be forthcoming.

What happens to Trans World Entertainment?
•	Trans World will continue to operate etailz, Inc.

To whom should questions be referred?
•
If you receive any inquiries from external parties such as vendors, investors or the media, please do not address their questions.  Instead, please forward them to Ed Sapienza, the Company’s Chief Financial Officer.

What if I have additional questions?
•	While we don’t have answers to all of the questions you may have at this time, we will be setting up a method to capture your questions.

•	We will provide regular updates to questions we can answer and hold those we cannot until the answer is known.

Additional Information and Where to Find It
In connection with its Transaction, the Company expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant materials concerning the Transaction. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the Transaction. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT FOR THE TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. All such documents, when filed, are available without charge at the SEC’s website (http://www.sec.gov), at the Company’s website at http://www.twec.com/investors or by sending a written request to the Company’s Corporate Secretary, 38 Corporate Circle, Albany, NY 12203.
Participants in the Solicitation
The Company and certain of its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the interests of the Company’s participants is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and the Company’s proxy statement, filed with the SEC on May 29, 2019 (as supplemented), for its 2019 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction.

Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the Transaction. The statements contained in this document that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the transactions contemplated by the Asset Purchase Agreement. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:
•	the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock;

•
the failure to satisfy any of the conditions to the consummation of the Transaction, including the adoption of the purchase agreement by the Company’s stockholders and the receipt of third party consents;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Asset Purchase Agreement;

•	the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally;

•	risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against the Company related to the Transaction,

•	unexpected costs, charges, expenses, liabilities or delays in the consummation of the Transaction;

•	the Company’s ability to operate as a going-concern following the closing of the Transaction; and

•	other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this report or elsewhere might not occur.